EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-126587 of our reports dated March 10, 2010, relating to the consolidated financial statements of Rockville Financial, Inc., and subsidiaries (collectively “the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rockville Financial, Inc, for the year ended December 31, 2009.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 10, 2010